Exhibit 10.2

[•], 2017

[•]
Forest City Employer, LLC
Terminal Tower, Suite 1100
50 Public Square
Cleveland, OH 44113
Re:    Severance Plan
Dear [•],
You have been a valued member of the executive team at Forest City Employer, LLC (the “Company”) and its predecessors through the years. In order to encourage your full attention and dedication to the Company currently and in the future, the Company grants to you the enhanced severance protection set forth below.
Specifically, in the event that, prior to January 1, 2020, you become entitled to severance benefits under the Forest City Employer, LLC Severance Plan (the “Plan”), your salary continuation period under the Plan shall be no less than 78 weeks. Your severance benefits will otherwise be payable upon the terms, and subject to the conditions, of the Plan, a copy of which is attached.
Please indicate your acceptance of these terms by signing both originals of this letter agreement, retaining one for your records and returning an original to me.
FOREST CITY EMPLOYER, LLC

By: ____________________________
[Name][Title]

Agreed and Accepted:

_______________________________            ____________________
[•]                                Date

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